

<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from
Financial Statements of Tice Engineering and Sales, Inc. Fiscal Year ended March
31, 1996 and Three Months Period ended June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  YEAR                    3-MOS
<FISCAL-YEAR-END>                       MAR-31-1996              MAR-31-1996
<PERIOD-START>                          APR-01-1995              APR-01-1996
<PERIOD-END>                            MAR-31-1996              JUN-30-1996
<CASH>                                        2,822                   10,280
<SECURITIES>                                      0                        0
<RECEIVABLES>                               119,060                  102,585
<ALLOWANCES>                                      0                        0
<INVENTORY>                                 464,997                  476,986
<CURRENT-ASSETS>                            711,172                  731,197
<PP&E>                                    1,438,015                1,441,840
<DEPRECIATION>                              875,404                  886,454
<TOTAL-ASSETS>                            1,497,688                1,558,693
<CURRENT-LIABILITIES>                       628,124                  792,737
<BONDS>                                     661,325                  651,491
<COMMON>                                      8,634                    8,634
<PREFERRED-MANDATORY>                             0                        0
<PREFERRED>                                       0                        0
<OTHER-SE>                                  199,605                  105,831
<TOTAL-LIABILITY-AND-EQUITY>              1,497,688                1,558,693
<SALES>                                   1,392,558                  166,065
<TOTAL-REVENUES>                          1,442,133                  178,640
<CGS>                                       450,937                   59,285
<TOTAL-COSTS>                             1,419,697                  265,169
<OTHER-EXPENSES>                                  0                        0
<LOSS-PROVISION>                                  0                        0
<INTEREST-EXPENSE>                          110,863                   27,830
<INCOME-PRETAX>                              24,617                (114,359)
<INCOME-TAX>                                 10,318                 (20,585)<F1>
<INCOME-CONTINUING>                          14,299                 (93,774)
<DISCONTINUED>                                    0                        0
<EXTRAORDINARY>                                   0                        0
<CHANGES>                                         0                        0
<NET-INCOME>                                 14,299                 (93,774)
<EPS-PRIMARY>                                 19.07                 (125.03)<F2>
<EPS-DILUTED>                                  0.00                   (0.01)<F3>

<F1> Income tax benefit.

<F2> Earnings per share are calculated based upon the number of shares of Tice
     Engineering and Sales, Inc. issued and outstanding (750) during the periods reflected in the applicable financial statements.

<F3> Earnings per share - fully diluted are the earnings per share adjusted to reflect the number of shares of Tice Technology, Inc. (which owns all shares of Tice Engineering and Sales, Inc.) issued and outstanding as of the effective date of the registration statement (6,590,220).

